Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated July 27, 2009 with respect to the audited financial statements of Modavox, Inc. for the years ended February 28, 2009 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC Malone & Bailey, PC www.malone−bailey.com Houston, Texas

July 27, 2009